UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2018

SSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (412) 837-6955

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Change in Registrant's Certifying Accountant.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On June 13, 2018, SSB Bancorp, Inc. (the "Company"), at the recommendation of the Audit Committee of the Company's Board of Directors, engaged Zeno, Pockl, Lilly and Copeland, A.C. ("ZPLC") as the Company's independent registered public accounting firm for the year ending December 31, 2018.

During the two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through June 13, 2018, neither the Company nor anyone on its behalf consulted ZPLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that ZPLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event," each as defined in SEC Regulation S-K Item 304(a)(1)(v), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: June 15, 2018	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer